SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2026

TRANSIT PRO TECH INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56650	93-1692034
State of Incorporation	Commission File Number	IRS Employer I.D. Number

100 N. Barranca Street, Suite 460, Covina, California 91791

(Address of Principal Executive Offices)

Registrant’s telephone number: (626) 332 5398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12 (g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	N/A	NONE
Class B Common Stock, par value $0.0001	N/A	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Transit Pro Tech Inc. (the “Company”) has engaged David E. Staplin, PE, to serve as a consultant to the Company. Mr. Staplin has had an extremely successful career spanning more than forty years in the railway industry. Mr. Staplin began his career in the railway industry in 1970 when he was hired by Penn Central Transportation Company where he rose to the position of Supervisor of Track. More recently, from 2006 to 2015, he served Amtrak as its Deputy Chief Engineer Track, reporting directly to the Vice President of Engineering. As the Deputy Chief Engineer, Mr. Staplin’s responsibilities included track testing, including geometry, strength, rail flaw detection, track quality and derailment investigations. At Amtrak, Mr. Staplin participated not only in railway operations but also in business and regulatory aspects of managing railroads. During the course of his tenure at Amtrak, he represented Amtrak before the Federal Railroad Administration; developed annual capital programs of over $200 million per year; participated in track designs and standards development; participated in the development of track maintenance policies and compliance; and the evolution of track technologies.

In his role as a consultant to the Company Mr. Staplin will appear with the Company at major industry conferences; participate in client conferences; assist in market research, in particular sourcing customers likely to benefit from the Company’s products; provide guidance on the technical aspect of the Company’s products; help the Company in the preparation of marketing materials, including the formulation of its business plan and financial roadshow materials; advise the Company on North American railway regulations and the labor implications of the Company’s products; and recommend experienced railway individuals to assist the Company in the analysis of specialized matters and the development of solutions for customers.

Mr. Staplin will primarily be paid on an hourly basis for his services. In addition, the Company will reimburse him for expenses incurred on its behalf and indemnify him for any claims that may arise out of his activities on behalf of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2026

TRANSIT PRO TECH INC.

By:	/s/ Weihong Du
Weihong Du Chief Executive Officer

3